Exhibit 10.1

Stock Purchase Agreement

Dated as of June 3, 2010

By and Among

Infanto Holdings, Corp.

and

Perry D. West

and

Taylor B. West

and

Hee Joon Park

and

Highlight Networks, Inc.

Table of Contents

Section 1. Construction and Interpretation	3
1.1. Principles of Construction.	3

Section 2. The Transaction	3
2.1. Purchase Price:	4
2.2. Transfer of Shares and Terms of Payment:	4
2.3. Closing.	4

Section 3. Representations and Warranties	4
3.1. Representations and Warranties of the Sellers and the Company.	4
3.2. Covenants of the Sellers and the Company.	6
3.3. Representations and Warranties of the Purchaser	7

Section 4. Miscellaneous	9
4.1. Expenses.	9
4.2. Governing Law.	9
4.3. Resignation of Old and Appointment of New Board of Directors.	9
4.4. Disclosure.	9
4.5. Notices.	9
4.6. Parties in Interest.	10
4.7. Entire Agreement.	10
4.8. Amendments.	10
4.9. Severability.	10
4.10. Counterparts.	11
4.11. Further Assuarances	11

SIGNATURES	12

Stock Purchase Agreement

This stock purchase agreement (“Agreement”), dated as of June 3, 2010, is entered into by and among Highlight Networks, Inc. (“Highlight” or the “Company”) and Perry D. West,  Taylor B. West and Hee Joon Park (each a “Seller” and collectively, the “Sellers”), and Infanto Holdings, Corp. (the “Purchaser” and together with the Company and the Sellers, the “Parties”).

W i t n e s s e t h:

Whereas, the Sellers, are shareholders of Highlight, a corporation organized and existing under the laws of the State of Nevada, who own and/or control in the aggregate 1,500,000 shares of the Company, which represents approximately 99.9% of the issued and outstanding common shares of the Company, which total 1,500,940; and

Whereas, the Purchaser desires to acquire such number of shares of the Company.

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Sellers of such common stock of the Company to the Purchaser:

Section 1. Construction and Interpretation

1.1.           Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1.           Purchase Price.

The Sellers hereby agree to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Sellers 1,500,000 common shares of the capital stock of Highlight (the “Acquired Shares”) for a total  purchase price of $50,000 (the “Purchase Price”), payable in full to the Sellers according to the terms of this Agreement, in United States currency as directed by the Sellers at Closing.

2.2.           Transfer of Shares and Terms of Payment.

In consideration for the transfer of the Acquired Shares by the Sellers to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement.  Transfer of the shares and payment thereof shall be in the following manner:

i) The Purchaser has transferred the Purchase Price to Anslow & Jaclin, LLP (the “Escrow Agent”).

ii) Simultaneously with the transfer of the Purchase Price, the Sellers shall deliver to the Escrow Agent the certificates for the Acquired Shares duly endorsed for transfer to be held in escrow in accordance with the terms of this Agreement.  The Escrow Agent shall hold the Acquired Shares pending the Closing (as defined below in Section 2.2(iii)).

iii) Subject to the terms, conditions and warranties set forth in this Agreement, on the Closing Date (as such term is defined hereinafter), in consideration for the Purchase Price, the Escrow Agent will transfer and deliver to the Purchaser and/or its nominees, the certificates for the Acquired Shares (collectively, the “Closing”).

2.3.           Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer and overnight mail on or before 5:00 P.M. EST on May 20, 2010 (the “Closing Date”).  In the event that the Closing does not occur on or before such date, other than due to a breach of this Agreement by the Company or the Sellers, the Sellers may terminate this Agreement and the Parties shall have no further obligations to one another.

Section 3.  Representations and Warranties

3.1           Representations and Warranties of the Sellers.

3.1.1           The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved in as well as any general business transactions in the future that may be desired by its directors.

3.1.2           The Company is in good standing with the Secretary of State of Nevada.

3.1.3           Prior to or at Closing, Anslow & Jaclin, LLP, as Escrow Agent, shall pay off all of the Company’s outstanding debts and obligations and shall provide Purchaser with evidence of such payoff.  Should the Purchaser discover any obligation of the Company that was not paid prior to the Closing Date, the Sellers shall undertake to indemnify the Purchaser for any and all such liabilities, whether outstanding or contingent at the time of Closing.

3.1.4           The Company will have no assets or liabilities at the Closing Date.

3.1.5           The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.6           The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the Closing.

3.1.7           The Company does not own any real estate or any interests in real estate.

3.1.8           The Company is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever.

3.1.9           The Company, to its best knowledge, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.10           The Sellers are the lawful owners of record of the Acquired Shares, and the Sellers presently have, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.11           There are no authorized shares of the Company other than the amount disclosed as being 150,000,000 common shares, and there are no issued and outstanding shares of the Company other than the amount disclosed as being 1,500,940 common shares.  Sellers at the Closing Date will have full and valid title to the Acquired Shares, and there will be no existing impediment or encumbrance to the sale and transfer of the Acquired Shares to the Purchaser; and on delivery to the Purchaser of the Acquired Shares being sold hereby, all of such Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

3.1.12           All issuances of the Company of shares of their common stock in past transactions have been legally and validly effected, and all of such shares of common stock are fully paid and non-assessable.

3.1.13           There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock.

3.1.14           There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

3.1.15           The Company has no subsidiaries.

3.1.16           The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

3.1.17           The Company has no insurance or employee benefit plans whatsoever.

3.1.18           The Company is not in default under any contract or any other document.

3.1.19           The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.

3.1.20           The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of any agreement or other instrument to which they are or have been a party.

3.1.21           All financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, (iii) is not misleading and (iv) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

3.1.22           The Company has filed with the SEC its Quarterly Report on Form 10-Q due on or before May 17, 2010 prior to the Closing Date.

3.1.23           The shareholder list provided by Sellers to Purchaser is complete and correct in all material respects and, shall be fully reconcilable with the current records of the transfer agent.  In addition, Sellers represent and warrant that the Company has not at any time acted as its own transfer agent.

3.1.24           The 7,589 options reflected in the Company’s Form 10-K filed with the SEC on October 15, 2009 have been cancelled by the Company.

The representations and warranties herein by the Sellers shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

3.2.           Covenants of the Sellers and the Company.

From the date of this Agreement and until the Closing Date, the Sellers and the Company covenant the following:

3.2.1           The Sellers will furnish Purchaser with all corporate records and documents, such as Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchaser.

3.2.2           The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchaser.

3.2.3           The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

3.2.4           The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

3.2.5           The Sellers will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, nor will they transfer any rights to such shares of the common stock to any third party whatsoever.

3.2.6           The Company will not declare any dividend in cash or stock, or any other benefit.

3.2.7           The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

3.2.8           At Closing, the Company and the Sellers will obtain and submit to the Purchaser resignations of current officers and directors.

3.3           Representations and Warranties of the Purchaser.

       3.3.1           The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

3.3.2           The Purchaser is, and will be at the time of the execution of this Agreement, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Purchaser is accurate.

3.3.3           On the Closing Date, such Purchaser will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4           The Purchaser understands and agrees that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

3.3.5           The Acquired Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.3.6           The offer to sell the Acquired Shares was directly communicated to such Purchaser by the Company.  At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7           Such Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

Section 4.  Miscellaneous

4.1.           Expenses.

Each of the Parties shall bear its/his own expenses in connection with the transactions contemplated by this Agreement.

4.2.           Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be wholly performed solely within such state.

4.3.           Resignation of Old and Appointment of New Board of Directors and Officers.

The Company and the Sellers shall take such corporate action(s) required by Highlight’s Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers as of the Closing Date.

Name	Position
Anthony E. Lombardo	Director, President and CEO
Damion D. Glushko	Director and Secretary

4.4.           Disclosure.

The Sellers and the Company agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

4.5.           Indemnification.

4.5.1           In consideration of this Agreement, Sellers covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (collectively the “Sellers Covenantors”), that they shall indemnify and hold harmless the Purchaser Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”) which are incurred as a result of any of Sellers Covenantors’ breach of this Agreement, including but not limited to the breach of any representations, warranties  and/or covenants set forth herein. “Losses” include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

4.5.2           In consideration of this Agreement, Purchaser covenants and agrees, for itself and for its agents, employees, legal representatives, heirs, executors or assigns (collectively the “Purcahser Covenantors”), that they shall indemnify and hold harmless the Seller Covenantees from and against any and all Liabilities, Actions or Losses which are incurred as a result of any of Buyer Covenantors’ breach of this Agreement, including but not limited to the breach of any representations, warranties  and/or covenants set forth herein.

4.6.           Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Sellers, to:

Perry D. West, Individually
Post Office Box 427
Cocoa, Florida 32923
Fax: (321) 632-7632

Taylor B. West, Individually
412 Hillje Street
Alvin, TX 77511

Hee Joon Park, Individually
412 Hillje Street
Alvin, TX 77511

If to the Purchaser, to:

Infanto Holdings, Corp.
Attn: Joseph. C. Passalaqua.
Po Box 2843
Liverpool, NY 13089

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.7.           Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.8.           Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.9.           Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.10.           Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.11.           Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

4.12.           Further Assurances.

From and after the date of this Agreement, upon the request of any Party, the Parties shall use their best efforts to execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, including without limitation, turning over all books and records and interim financial statements to the Purchaser so that the Company’s quarterly report on Form 10-Q may be filed by Thursday, May 20, 2010.

[-Signature Page Follows-]

In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:
Highlight Networks, Inc.

By:	/s/ Perry D. West
Name:	Perry D. West
Title:	President, Chief Executive Officer

Sellers:

By:	/s/ Perry D. West
Name:	Perry D. West, Individually

By:	/s/ Taylor B. West
Name:	Taylor B. West, Individually

Purchaser:
Infanto Holdings, Corp.

By:	/s/ Joseph. C. Passalaqua
Name:	Joseph C. Passalaqua
Title:	President, Chief Executive Officer